Exhibit 23

Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-03260) pertaining to the 401(k) Savings Plan of Littelfuse, Inc. of our report dated May 15, 1998, with respect to the financial statements and schedules of the Littelfuse, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.


                                                         Ernst & Young LLP

June 24, 1998
Chicago, Illinois